UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

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Porch Group, Inc.

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Your **Vote** Counts!

PORCH GROUP, INC.

2021 Annual Meeting

Vote by June 08, 2021

11:59 PM ET



PORCH GROUP, INC.
2200 1ST AVENUE SOUTH, SUITE 300
SEATTLE, WA 98134

You invested in PORCH GROUP, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 09, 2021.**

Get informed before you vote

View the Form 10-K, Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 26, 2021. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

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Smartphone users

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Vote Virtually at the Meeting*

June 09, 2021
9:00 AM PDT

Virtually at:
www.virtualshareholdermeeting.com/PRCH2021

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.Voting Items 1. To elect three Class I directors to serve until the 2024 Annual Meeting of Shareholders. Nominees: 01) Javier Saade 02) Chris Terrill 03) Margaret WhelanBoard Recommends ©ForTo ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for Porch Group, Inc. for the year ending December 31, 2021.©ForNOTE: The proxies are authorized to vote at their discretion upon any other matter that may properly come before the meeting or any adjournment or postponement thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery"